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4Q & YE 2026

Earnings Presentation

NASDAQ: TWIN

Disclosures

Safe Harbor

This presentation contains statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management's current expectations that are based on assumptions that are subject to risks and uncertainties. Actual results may vary because of variations between these assumptions and actual performance. Investors are referred to Twin Disc's fiscal year 2026 Annual Report and Form 10-K, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information," which outlines certain risks regarding the Company's forward-looking statements. Copies of the Company's SEC filings may be obtained from the SEC, and are available on Twin Disc's web site (www.twindisc.com), or by request from the Investor Relations department at the Company.

Non-GAAP Financial Disclosures

Financial information excluding the impact of asset impairments, restructuring charges, foreign currency exchange rate changes and the impact of acquisitions, if any, in this presentation are not measures that are defined in U.S. Generally Accepted Accounting Principles ("GAAP"). These items are measures that management believes are important to adjust for in order to have a meaningful comparison to prior and future periods and to provide a basis for future projections and for estimating our earnings growth prospects. Non-GAAP measures are used by management as a performance measure to judge profitability of our business absent the impact of foreign currency exchange rate changes and acquisitions. Management analyzes the company's business performance and trends excluding these amounts. These measures, as well as EBITDA, provide a more consistent view of performance than the closest GAAP equivalent for management and investors. Management compensates for this by using these measures in combination with the GAAP measures. The presentation of the non-GAAP measures in this press release are made alongside the most directly comparable GAAP measures.

Definitions

- Organic net sales is defined as net sales excluding the recent acquisition of Kobelt while adjusting for the effects of foreign currency exchange.
- Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated as net earnings or loss excluding interest expense, the provision or benefit for income taxes, depreciation and amortization expenses.
- Net debt is calculated as total debt less cash.
- Net Leverage Ratio is calculated as net debt divided by the sum of EBITDA over the last twelve months.
- Free cash flow is calculated as net cash provided (used) by operating activities less acquisition of fixed assets.

Investment Highlights



Leader in global power transmission technology

Diversified IP-protected portfolio

Healthy backlog and robust project pipeline

Benefitting from industry tailwinds

Margin enhancement driving results

Successful integration of acquisitions

Strong cash flow generation and balance sheet

4Q Financial & Operational Highlights

$114.4M Sales

Record 4th Quarter Revenue
18.3% increase YoY

$11.1M EBITDA

35% increase YoY

$9.4M Net Income

$17.2M FCF

- **Defense continues to be a key growth driver**, supported by demand from the U.S. Navy and NATO
- **Enhanced performance from Oil & Gas**, which is trending positively due to **higher-margin e-frac opportunities**
- **Six-month backlog of $178.3 million** remained level despite strong shipments and a concerted effort to reduce past-due backlog
- **Strengthened FCF** to continue investing in long-term growth
- **Increased quarterly cash dividend by 25%** to $0.05 per share
- **Well positioned for 2027** with strong demand, healthy backlog, and robust pipeline

Defense Remains a Key Long-Term Driver

Robust Defense Activity

+13% YoY increase in 2026 U.S. Defense spending [1]

150% YoY increase in NATO spend target, as a share of GDP [2] [3]

Delivering Results

~17% Defense as a % of total backlog

+56% YoY increase in Defense total backlog*

$30–50M Identified defense pipeline

Major Geographies

North America
Europe
Asia Pacific

Select Defense End Users

Sources: 1) US DoD FY2026 budget briefing; 2) NATO, Funding NATO; (3) Atlantic Council, Who's at 2 Percent.
** Backlog figures reflect a period greater than six months. Defense spend represents management estimates.*

Marine & Propulsion Systems



20%

4Q26 YoY
sales increase

- Performance driven by continued **demand for Veth products** and the addition of the **Kobelt product line**
- Improved military demand for marine transmissions
- Improved commercial maritime demand in Asia
- Generally strong market conditions

Land-Based Transmissions

- 4Q26 sales **increased by 26% YoY**, driven by improved shipment volumes
- **Increase in global demand** for energy related products and orders for energy applications
- Improving sentiment among North American energy customers points to additional investment in frack rigs, rebuilds, and new units
- **Strengthening demand** trends across core geographic markets: North America, Latin America, and China
- Continued progress on **next-generation electrified and hybrid solutions supporting long-term demand**



Industrial



- 4Q26 sales decreased by 1.6% YoY
- **Kobelt** product line provides considerable market opportunity
- **Katsa** represents a strong near-term growth driver via defense vehicle components in Europe
- **Strong global military demand**
- Continued demand in North American construction & recycling markets
- Stable underlying demand across industrial end markets
  - Increased demand for data center components
- Addressing market demand and **leveraging engineering capabilities** across the entire drivetrain platform

Strong Six-Month Backlog

Backlog And Inventory % Of Backlog



$150.5
$163.3
$175.3
$179.5
$178.3
122%
117%
111%
107%
100%
4QF25
1QF26
2QF26
3QF26
4QF26
Backlog ($MM)
Inventory (% Backlog)

- Six-month backlog at 4QF26 was approximately $178.3 million, consistent with backlog at the end of 3QF26 of $179.5 million, and demonstrates the strength of the pipeline and demand across product groups
- Made solid progress on shipments and reducing past-due backlog in 4QF26
- Inventory as a percentage of backlog decreased to 100% in the quarter on the strength of improving operational execution

Note: Backlog figures are reflective of a six-month period. The six-month order backlog is considered more representative of operating conditions than total backlog.

Long-Term Strategy


2030 FY Targets
$500M Revenue
30% Gross Margins
>60% FCF Conversion

Leading Hybrid/Electric solution provider for niche marine and land-based applications

Strategic acquisitions to reach new markets and geographies

Rationalize global footprint for efficiency and customer response

Increased focus on controls and system integration rather than individual components

M&A priorities: Industrial and Marine Technology (Hybrid focus)

Financial Overview



Financial Performance

Sales

($ in millions)


$96.7
$114.4
4QF25
4QF26

- Continued healthy demand across global markets
- Contribution from acquisitions and operational execution driving performance and sales growth

Earnings Per Share


$0.64
$0.19
4QF25
4QF26

- EPS improvement attributable to higher operating income from increased sales and an income tax benefit of $2.5 million ($0.17 per diluted share), primarily due to the reversal of the domestic valuation allowance

Sales Diversity

Sales By Product Group

($ in Millions)


$4.4
$13.1
$26.1
$53.0
$4.9
$12.9
$33.0
$63.6
4QF25
4QF26
Marine & Propulsion Systems
Land-Based Transmissions
Industrial
Other

Sales growth driven by strength and contributions from acquisitions:

- Consistent demand across core marine and propulsion end markets, particularly Veth products
- Incremental revenue contribution from acquisitions

Sales Mix By Geography


9%
22%
38%
31%
9%
22%
41%
29%
4QF25
4QF26
North America
Europe
Asia Pacific
Other

- Increased sales in Europe primarily driven by contributions from acquisitions including Katsa, which continues to benefit from increasing demand in the defense sector
- North American sales increased on an absolute basis related to the addition of Kobelt, and improving demand for Veth products

Margins & Near-Term Expectations

Fourth Quarter Twin Disc Gross Margin



32.3%
26.3%
4QF25
4QF26

Fourth Quarter Gross Margin Drivers

- Margin contraction in the quarter was primarily related to product mix and a one-time $3 million favorable adjustment in Q4 of last year. 4QF25 gross margin was 28% excluding one-time favorable adjustment
- Tariff dilution further impacted 4QF26 gross margin by 60 bps; excluding tariff impact, 4QF26 gross margin was ~27%
- Long-term strategy continues to focus on enhancing margin profile and driving long-term profitability across the business

Strengthened Balance Sheet

Balance Sheet
($ in millions)



$31.4
$29.8
$16.1
$16.0
$15.3
$13.8
Total Debt
Cash
Net Debt
4QF25
4QF26

LTM EBITDA
($ in millions)



$20.2
$29.9
4QF25
4QF26

NET Leverage Ratio



0.8x
0.5x
4QF25
4QF26

Capital Allocation Framework



Organic Growth

- Research & Development
- Geographic Extension
- Marketing

Bolt-On & Transformational Acquisitions

- Strategic Fit
- Financial Fit (Internal Rate of Return > WACC)
- Ability to enhance network and capabilities

Return Capital To Shareholders & Deleverage

- Cash Dividends
- Share repurchases
- Debt Reduction

Focus on Further Diversifying Offerings to Strengthen Market Positioning

Summary

- 2026 was a year of **strong sales performance, profitability and cash flow generation**
- **We remain confident that gross margins will improve** over the long-term as we continue to diversify our end markets and recognize enhanced operating leverage
- **Defense momentum continues to build in backlog and pipeline**, supporting longer-term growth
- Strategic investments and footprint optimization initiatives position the business for **sustained profitability**


MARINE SUCCESS


Q&A
TWIN DISC

Appendix



Reconciliation Of Non-GAAP Financial Measures To Reported Financial Measures

RECONCILIATION OF REPORTED NET SALES TO ORGANIC NET SALES
(In thousands; unaudited)

	FY26	FY25
Net Sales	$381,270	$340,738
Less: Acquisition	7,550	-
Less: Foreign Currency Impact	17,225	-
Organic Net Sales	$356,495	$340,738

Reconciliation Of Non-GAAP Financial Measures To Reported Financial Measures

RECONCILIATION OF TOTAL DEBT TO NET DEBT TO EBITDA
LEVERAGE RATIO CALCULATION
(In thousands; unaudited)

	June 30, 2026	June 30, 2025
Current maturities of long-term debt	$1,500	$3,000
Long-term debt	28,310	28,446
Total debt	$29,810	$31,446
Less cash	16,029	16,109
Net debt	$13,781	$15,337
LTM EBITDA	29,927	20,216
Net Leverage Ratio	0.5x	0.8x

Reconciliation Of Non-GAAP Financial Measures To Reported Financial Measures

TWIN DISC

RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA
(In thousands; unaudited)

	FY26	FY25 (As Adjusted)	4QF26	3QF26	2QF26 (As Adjusted)	1QF26	4QF25 (As Adjusted)
Net Income (loss) attributable to Twin Disc	$27,077	($697)	$9,360	$3,325	$14,909	($518)	$2,622
Interest expense	3,078	2,646	715	790	772	800	855
Income tax expense	(13,974)	3,368	(2,477)	1,839	(14,318)	983	47
Depreciation and amortization	13,746	14,899	3,520	3,425	3,336	3,464	4,705
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$29,927	$20,216	$11,118	$9,379	$4,699	$4,729	$8,229

Reconciliation Of Non-GAAP Financial Measures To Reported Financial Measures

TWIN DISC

RECONCILIATION OF NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES TO FREE CASH FLOW
(In thousands; unaudited)

	4Q26	4Q25	FY26	FY25
Net cash provided (used) by operating activities	$20,562	$16,448	$22,899	$23,979
Acquisition of property, plant, and equipment	(3,407)	(7,705)	(13,713)	(15,157)
Free cash flow	**$17,155**	**$8,743**	**9,186**	**8,822**